SECURITIES AND EXCHANGE COMMISSION
                     Washington D.C. 20549

                            FORM 8-K
                         CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934

                          June 13, 1996
                        (Date of Report)
                (Date of earliest event reported)


                     JOHN WILEY & SONS, INC.
    (Exact name of registrant as specified in its charter)

                            New York
                            ---------
            (State or jurisdiction of incorporation)


           0-11507                           13-5593032
  -------------------------      ---------------------------------
    Commission File Number       IRS Employer Identification Number

605 Third Avenue, New York, NY               10158-0012
- -----------------------------    ----------------------------------
    Address of principal                      Zip Code
      executive offices

    Registrant's telephone
 number, including area code:              (212) 850-6000
                                 ----------------------------------


        This is the first page of a three page document.
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Item 2.   Acquisition or Disposition of Assets

      On June 13, 1996, the Company completed the acquisition of a 90% interest in the German based VCH Publishing Group
      (VCH) through the purchase of 90% of the shares of VCH Verlagsgesellschaft mbH from Pallas Investment Group, the German Chemical Society and the German Pharamaceutical Society for approximately $100 million in cash. The German Chemical Society and German Pharamaceutical Society retain the 10% minority ownership.

      VCH has annual revenues of approximately $60 million and publishes nearly 100 scholarly and professional journals, as well as more than 500 books annually, with a backlist of 3,000 titles. VCH is a leading scientific, technical, and professional publisher in chemistry and related disciplines. The group also includes Akademie Verlag, a science and humanities publisher; Ernst & Sohn, an architecture and civil engineering publisher; Academy Group, a London based architecture and design publisher; and Chemical Concepts, an electronic chemical database publisher.

      The transaction was initially financed through available cash balances, existing lines of credit, and a $75 million bridge line of credit from Morgan Guaranty Trust
      Company of New York and its assigns. The Company currently anticipates that the acquisition will dilute income per share for approximately two years following the acquisition. The extent and duration of the dilution will depend primarily on the amoritzation of intangibles, financing costs, and VCH's future operating results.

Item 7. Financial Statements, Pro Forma FinancialInformation, and Exhibits

          (a)  Financial Statements
                As of the date of filing this Current Report on Form 8-K, it is impracticable for the Company to provide the financial statements required by this
          Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after June 28, 1996.

          (b)  Pro Forma Financial Information
                As  of the date of filing this Current Report
          on Form 8-K, it is impracticable for the Company to provide the pro forma financial information required by this item 7(b). In accordance with Item 7(b) of Form 8K, such financial statements shall
          be  filed         by
          amendment to this Form 8-K no later than 60 days after June 28, 1996.

          (c)  Exhibits

          2.1  Purchase  and  Assignment Agreement dated  May
               7, 1996  among the Company and VCH Publishing
               Limited Partnership.

          2.2  Purchase  and  Assignment Agreement dated  May
               7, 1996  among the Company and Gesellschaft
               Deutscher Chemiker   e.V.   and   Deutsche
               Pharmazeutische Gesellschaft e.V.

                            Signature


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        John Wiley & Sons, Inc.

                                    /s/ Robert D. Wilder
                                        -----------------
                                        Robert D.Wilder
                                        Senior Vice President
                                        and Chief Financial Officer


Date:  June 20, 1996